UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 27, 2005 (September 26, 2005)

INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (256) 730-2000

N/A

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement.

            Intergraph Corporation (the “Company”) announced that its intellectual property subsidiary entered into a Patent License Agreement (the “Agreement”) with Fujitsu
Limited, Japan effective September 26, 2005.  Under the terms of the Agreement, Fujitsu will make a one-time, up-front royalty payment of $9.75 million based upon a 1% royalty on the products being licensed.  In addition, Fujitsu will obtain a paid up worldwide patent license to certain Intergraph Clipper patents for specified Fujitsu products.  Also, Fujitsu granted the Company an option to take a royalty bearing license to certain Fujitsu patents.

            The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 7.01        Regulation FD Disclosure.

            See attached press release.

Item 9.01.        Financial Statements and Exhibits.

Exhibits

                10.1   Patent License Agreement effective as of September 26, 2005

                99.1   Press release dated September 28, 2005

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            INTERGRAPH
CORPORATION

                                                                                            By:
      /s/ Larry T. Miles

Name:  Larry T. Miles

Title:     Vice President

and Controller

Date:   September 28, 2005